SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2003

Oregon Trail Financial Corp.
(Exact name of registrant as specified in its charter)

Oregon State or other jurisdiction of incorporation	0-22953 Commission File number	91-1829481 (I.R.S. Employer Identification No.)

2055 First Street, Baker City, Oregon (Address of principal executive office)		97814 (Zip Code)

Registrant's telephone number, including area code:  (541) 523-6327

Not Applicable
(Former name or former address, if changed since last report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)     Exhibits

         99.1     News Release of Oregon Trail Financial Corp. dated August 1, 2003

Item 9. Regulation FD Disclosure

        On August 1, 2003, Oregon Trail Financial Corp. issued its earnings release for the quarter ended June 30, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

        The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition." The information in this report shall not be treated as "filed" for purposes of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                    OREGON TRAIL FINANCIAL CORP.

DATE: August 1, 2003                                                 By: /s/ Jonathan P. McCreary
                                                                                    Jonathan P. McCreary
                                                                                    Senior Vice President and Chief
                                                                                    Financial Officer

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Exhibit 99.1

Press Release Dated August 1, 2003

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OREGON TRAIL FINANCIAL CORP., ANNOUNCES QUARTERLY EARNINGS AND DIVIDEND

BAKER CITY, Ore., August 1, 2003 / Oregon Trail Financial Corp. (Nasdaq:OTFC), the holding company for Pioneer Bank, A Federal Savings Bank, announced earnings of $.40 per diluted share for the quarter ended June 30, 2003, a decrease of $.04 compared to the $.44 earned in the same quarter a year ago. Net income for the quarter ended June 30, 2003 was $1.3 million, a $55,000 decrease from the quarter ended June 30, 2002.

The slight decrease in earnings for the first quarter was generally caused by a reduction in net interest margin as well as a decrease in average interest earning assets. The reduction in net interest margin was caused by a decrease in interest rates while the reduction in interest earnings assets was generally attributable to Pioneerdue to the Bank selling newly originated first mortgage loans. Partially offsetting the reduction in net interest margin was an increase in non-interest income and decreases in the provision for loan losses, non-interest expense, and the provision for income taxes.

For the quarter ended June 30, 2003 interest income was $5.4 million, a $1.1 million, or 17.1%, decrease from the $6.5 million earned in the same period a year ago. The decrease in interest income for the quarter was a result ofdue to a 95 basis point reduction in the average yield on interest earning assets and a $15.6 million decrease in average interest earning assets when comparing the quarter ended June 30, 2003 with the quarter ended June 30, 2002. Interest expense was $2.0 million for the quarter ended June 30, 2003, a $603,000 decrease from the $2.6 million expended in the quarter ended June 30, 2002. The decrease in interest expense was caused by a 55 basis point reduction in the average cost of funds and a $25.7 million decrease in average costing liabilities for the quarter ended June 30, 2003 compared to the quarter ended June 30, 2002.

At June 30, 2003 the Company's allowance for loan losses was 1.02% of net loans, an increase of five basis points compared to .97% of net loans at March 31, 2003. Management believes the allowance for loan losses, at 543% of non-performing loans, is adequate to absorb potential losses in the loan portfolio.

Non-interest income was $1.1 million for the quarter ended June 30, 2003, an increase of $221,000, or 26.0%, from the $850,000 earned for the quarter ended June 30, 2002. The increase in non-interest income was primarily attributablelargely due to a $170,000 gain on sale of a $1 million trust preferred security and a $107,000 increase in gain of sale on loans in the first quarter of fiscal 2004.

Non-interest expense was $2.7 million for the quarter ended June 30, 2003, a $49,000, or 1.8%, decrease from the quarter ended June 30, 2002. The reduction in non-interest expense was primarily a result ofdue to decreases in administration and deposit product expenses partially offset by an increase in total compensation and benefits expense when comparing the first quarters of fiscal 2003 and fiscal 2002.

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Total assets were $370.1 million at June 30, 2003, a decrease of $7.3 million, or 1.9%, compared to total assets of $377.5 million at March 31, 2003. Net loans receivable totaled $213.1 million, a decrease of $15.1 million, or 6.6%, compared to net loans of $228.2 million at March 31, 2003. Pioneer BankThe bank has been gradually reducing its exposure to one-to-four family loans over the past several years to improve earnings quality and better manage interest rate risk. At June 30, 2003 one-to-four family loans represented 37.3% of total loans, down from a three year high of 57.2% of total assets at March 31, 2000. The reduction in assets and loans for the quarter ended June 30, 2003 is a result ofdue to a continuation of this strategy as one-to-four family loans declined by $22.0 million, or 21.5%, during the quarter to $80.2 million, while all other loans increased by $5.4 million, or 4.2%, to $135.0 million at June 30, 2003.

Total Ddeposits were $250.5 million at June 30, 2003, an increase of $1.3 million, or 0.5%, compared to $249.1 million at March 31, 2003. For the three months ended June 30, 2003, transaction and savings deposit accounts increased $3.4 million to $149.7 million while certificates of deposits decreased by $2.0 million to $100.7 million at June 30, 2003.

For the three month period ending June 30, 2003, the Company's book value per share increased 1.4% to $20.63 per share. Shareholders' equity increased 2.1%, or $1.2 million to $61.4 million at the quarter ended June 30, 2003 from $60.1 million in the quarter ended March 31, 2003.

Dividend

The Oregon Trail Financial Corp. Board of Directors is pleased to announce the declaration of $.11 per share dividend. The dividend will be paid on August 30, 2003 to shareholders of record as of August 15, 2003. This is the twenty-third consecutive regular quarterly dividend since the mutual to stock conversion in October 1997.

Oregon Trail Financial Corp. is headquartered in Baker City, Oregon and is the parent company of Pioneer Bank, which was founded in 1901. The Company operates nine full service locations in seven eastern Oregon counties.

Merger

The Oregon Trail Financial Corp., and FirstBank Northwest merger is progressing in accordance with plan and is expected to close in late September or early October 2003.

Forward Looking Information

This press release contains statements about the Company's future results and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of such words as "believe", "may", "expect," "planned", "anticipated" and "potential." We have used forward-looking statements to describe future plans and strategies, including our expectations of the Company's future financial results. These forward-looking statements are based on current expectations and the current economic environment. Management's ability to predict

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results or the effect of future plans or strategies is inherently uncertain. Factors which could cause actual results to differ materially include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors effecting operations, pricing, products and services. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

CONTACT: Berniel L. Maughan, President and CEO, or Jonathan P. McCreary, Senior Vice President, CFO, Oregon Trail Financial Corp., (541) 523-6327

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OREGON TRAIL FINANCIAL CORP
(unaudited) (in thousands except share data)

	First Quarter Ended
FINANCIAL HIGHLIGHTS	30-Jun-03	30-Jun-02
(ratios annualized)
Interest income	$5,400	$6,515
Interest expense	1,950	2,553
Provision for loan losses	54	143
Net interest income after provision for loan losses	3,396	3,819
Noninterest income	1,071	850
Noninterest expense	2,660	2,709
Provision for income taxes	535	633
Net income	$1,272	$1,327
Basic Earnings Per Share	$0.43	$0.46
Diluted Earnings Per Share	$0.40	$0.44
Weighted average common shares outstanding
Basic	2,965,962	2,863,188
Diluted	3,174,889	3,026,925

FINANCIAL STATISTICS

Return on average assets	1.34%	1.34%
Return on average equity	8.40%	9.88%
Average equity/average assets	15.96%	13.59%
Average equity/average loans	27.72%	20.59%
Efficiency ratio
(noninterest expense/revenue)	58.84%	56.30%
Noninterest expense/average assets	2.80%	2.74%
Net interest margin	3.92%	4.31%
Average interest-earning assets/
average interest-bearing liabilities	121.41%	116.48%

BALANCE SHEET HIGHLIGHTS	30-Jun-03	31-Mar-03
Total Assets	$370,149	$377,485
Loans receivable, net	213,083	228,227
Mortgage backed securities	67,326	63,616
Investment securities	48,507	44,319
Deposits	250,457	249,126
Advances from Federal Home Loan Bank of Seattle	54,500	64,500
Total shareholders' equity	$61,355	$60,107
Book value per share	$20.63	$20.34
Shares outstanding	2,973,711	2,954,938

Equity/Total Assets	16.58%	15.92%
Spread (yield, less cost of funds)	3.44%	3.85%
Core Capital to Total Assets	12.97%	12.39%
Risk based capital to risk-weighted assets	21.66%	20.70%
Number of full-time equivalent employees	110	110

	At or For the	At or For the
LOANS	Quarter Ended	Year Ended
(unaudited) (in thousands except share data)	30-Jun-03	31-Mar-03

Loan Originations	$39,505	$121,171
Loan portfolio analysis:
Real estate loans:
Residential	$80,220	$102,203
Construction	368	676
Agricultural	3,991	3,952
Commercial	36,040	30,874
Total real estate loans	120,619	137,705
Other Loans:
Home equity	11,262	12,313
Auto	28,603	27,058
Other Consumer	12,348	12,173
Commercial	24,992	26,270
Agricultural	17,431	16,294
Total Other Loans	94,636	94,108

Total Gross Loans Receivable	$215,255	$231,813

Allowance for loan losses:
Balance at beginning of period	$2,221	$2,280
Provision for loan losses	54	321
Charge offs (net of recoveries)	(103)	(380)
Balance at end of period	$2,172	$2,221
Loan loss allowance/net loans	1.02%	0.97%
Loan loss allowance/non-performing loans	543.00%	432.94%

Non-performing assets:
Non-accrual loans	$400	$513
Real estate owned	$164	$217
Other repossessed assets	$83	$85